As Filed With the Securities and Exchange Commission on July 8, 2009

Registration No.  333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C.  20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CLARIENT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	75-2649072
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

31 Columbia

Aliso Viejo, California 92656

(949) 425-5700

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

CLARIENT, INC. 2007 INCENTIVE AWARD PLAN

(Full title of the plan)

Ronald A. Andrews

Vice Chairman and Chief Executive Officer

Clarient, Inc.

31 Columbia

Aliso Viejo, California 92656

(949) 425-5700

 (Name, address, including zip code, and telephone number, including area code of agent for service)

Copies to:

Shivbir S. Grewal, Esq.

Stradling Yocca Carlson & Rauth

660 Newport Center Drive, Suite 1600

Newport Beach, California 92660

(949) 725-4000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock ($0.01 par value)	1,000,000 shares	$3.43	$3,430,000	$191.39

(1)                                  Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of the Registrant’s common stock that may be issued in accordance with the provisions of the 2007 Incentive Award Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration, which results in an increase in the number of outstanding shares of the Registrant’s common stock.

(2)                                  Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1) under the Securities Act, on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c) under the Securities Act, using the average of the high and low prices reported by The Nasdaq Capital Market for the Registrant’s common stock on July 6, 2009, which was $3.43 per share.

EXPLANATORY NOTE

This Registration Statement has been prepared in accordance with General Instruction E to Form S-8 and relates to an increase of 1,000,000 shares, or an increase from 7,911,181 shares to 8,911,181 shares, of common stock of Clarient, Inc. (the “Registrant”) reserved for issuance under the Registrant’s 2007 Incentive Award Plan (the “Plan”), which was approved by the Registrant’s board of directors on May 21, 2009 and subsequently approved by the Registrant’s stockholders at the Registrant’s Annual Meeting of Stockholders held on June 17, 2009.  7,911,181 shares of the Registrant’s common stock have previously been registered for issuance under the Plan pursuant to a Registration Statement on Form S-8 filed on July 23, 2007 (File No. 333-144783).

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The contents of the Registrant’s previously filed Registration Statement on Form S-8 (File No. 333-144783) relating to shares of the Registrant’s common stock issued under the Registrant’s 2007 Incentive Award Plan are hereby incorporated by reference.

Item 8.  Exhibits.

Exhibit Number	Description

4.1

Certificate of Incorporation of Clarient, Inc. (as amended) (Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 19, 2009).

4.2

Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 27, 2009).

4.3

Certificate of Elimination of Series C Preferred Stock and Series D 5% Cumulative Convertible Preferred Stock (Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 27, 2009).

4.4

By-laws of Clarient, Inc. (as amended) (Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 5, 2007).

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.
23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in Exhibit 5.1).
23.2	Consent of KPMG LLP.
24.1	Power of Attorney (included on the signature page hereto).
99.1	2007 Incentive Award Plan, as amended (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 22, 2009).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aliso Viejo, State of California, on the 8th day of July, 2009.

CLARIENT, INC.

By:	/s/ Ronald A. Andrews
Ronald A. Andrews
Vice Chairman and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of Clarient, Inc., do hereby constitute and appoint Ronald A. Andrews and Raymond J. Land, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Ronald A. Andrews	Vice Chairman & Chief Executive Officer	July 8, 2009
Ronald A. Andrews	(principal executive officer)

/s/ Raymond J. Land	Senior Vice President & Chief Financial Officer	July 8, 2009
Raymond J. Land	(principal financial officer and principal accounting officer)

/s/ James A. Datin	Director (Chairman of the Board)	July 8, 2009
James A. Datin

/s/ Andrew W. Adams	Director	July 8, 2009
Andrew W. Adams

/s/ Peter J. Boni	Director	July 8, 2009
Peter J. Boni

/s/ Ann Huntress Lamont	Director	July 8, 2009
Ann Huntress Lamont

/s/ Frank P. Slattery, Jr.	Director	July 8, 2009
Frank P. Slattery, Jr.

/s/ Dennis M. Smith, Jr., M.D.	Director	July 8, 2009
Dennis M. Smith, Jr., M.D.

/s/ Gregory D. Waller	Director	July 8, 2009
Gregory D. Waller

/s/ Stephen T. Zarrilli	Director	July 8, 2009
Stephen T. Zarrilli

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EXHIBIT INDEX

Exhibit Number	Description

4.1

Certificate of Incorporation of Clarient, Inc. (as amended) (Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 19, 2009).

4.2

Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 27, 2009).

4.3

Certificate of Elimination of Series C Preferred Stock and Series D 5% Cumulative Convertible Preferred Stock (Incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 27, 2009).

4.4

By-laws of Clarient, Inc. (as amended) (Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 5, 2007).

5.1	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.
23.1	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (included in Exhibit 5.1).
23.2	Consent of KPMG LLP.
24.1	Power of Attorney (included on the signature page hereto).
99.1	2007 Incentive Award Plan, as amended (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 22, 2009).